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                                     EXHIBIT 5.1


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                                  WOODBURY & KESLER
                              A Professional Corporation
                                   Attorneys at Law
                            265 East 100 South, Suite 300
                                    P.O. Box 3358
                           Salt Lake City, Utah  84110-3358
                              Telephone: (801) 364-1100
                              Facsimile: (801) 359-2320


                                   December 5, 1996


NPS Pharmaceuticals, Inc.
420 Chipeta Way
Salt Lake City, UT  84108-1256

Ladies and Gentlemen:

    You have requested our opinion with respect to certain matters in connection with the filing by NPS Pharmaceuticals, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") covering the offering of up to 900,000 shares of the Company's Common Stock, $.001 par value (the "Shares") pursuant to its 1994 Equity Incentive Plan, as amended, 1994 Non-Employee Directors' Stock Option Plan, as amended, and 1994 Employee Stock Purchase Plan, as amended (the "Plans").

    In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

    On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

    We consent to the filing of this opinion as an exhibit to the Registration Statement.

                             Sincerely,

                             WOODBURY & KESLER, P.C.

                                  /s/
                             Nicholas E. Hales
                             Vice President